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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Destec Energy, Inc., of our report dated February 7, 1996, except for note 18, which the date is February 28, 1996, appearing in the Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1995 of Destec Energy, Inc.



DELOITTE & TOUCHE LLP
Houston, Texas
August 30, 1996